UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: August 10, 2006

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 10, 2006, Mr. Kung Sze Chau resigned from his position as a director of the Company. On August 11, 2006, the existing members of the Board of Directors appointed Mr. Fu Wan Chung, Simon as a new Director of the Company to fill the vacancy created by the resignation of Mr. Kung Sze Chau.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had or is to have a direct or indirect material interest.

 The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Biographical information regarding the newly appointed director follows:

Mr. Fu Wan Chung, Simon, was appointed as a Director on August 11, 2006.  Mr. Fu has been employed by the Company since November 2005, and has been responsible for financial control and management.  He has been the Company’s Chief Financial Officer since April 2006. From March 2001 to August 2005, Mr. Fu was Financial Controller of Innovative Information Systems Limited, a subsidiary of Itochu Corporation.  Mr. Fu is a fellow member of the Association of Chartered Certified Accountants and holds a bachelor degree in accountancy from the Hong Kong Polytechnic University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By:  /s/ Zhu Xiao Xin

CEO, President and Director

Date: August 14, 2006

By: /s/ Huang Tao

Chairman and Director

Date: August 14, 2006